EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement (Form S-3 No. 333-61143) and related
Prospectus of Nichols Research Corporation for the registration of 415,689 shares of its common stock and to the incorporation by reference therein of our report dated October 7, 1998 (except for the restatement related to acquired in-process technology referred to in Note 11, as to which the date is January 7,
1999), with respect to the consolidated financial statements of Nichols Research Corporation included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended August 31, 1998, filed with the Securities and Exchange Commission.

                                                /s/Ernst & Young LLP
                                                   -----------------
                                                   Ernst & Young LLP

Birmingham, Alabama
January 15, 1999